UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026  (May 15, 2026)

TRADEWINDS UNIVERSAL

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-276233	87-4254479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1531 S. Las Vegas Blvd., Las Vegas, NV 89104
(Address of Principal Executive Offices, and Zip Code)
(855) 434-4488
Registrant’s Telephone Number, Including Area Code
501 Mercury Lane, Brea, CA 92821
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	TRWD	OTC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5th 2026, the Board of Directors of Tradewinds Universal (the “Company”) appointed Alan Chang to serve as a member of the Board. Mr. Chang is the founder of the Peppermint Hippo™ brand. He will serve until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2026, the holders of a majority of the Company’s outstanding voting shares approved, and the Board of Directors adopted, an amendment to Article V of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 250,000,000 shares, par value $0.001 per share. The number of authorized shares of preferred stock remains 0. The Articles of Amendment were filed with the Wyoming Secretary of State on June 5, 2026, and became effective upon filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Amended Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2026	Tradewinds Universal

	By:	/s/ Andrew Read
	Name:	Andrew Read
	Title:	Chief Executive Officer